Exhibit 99.2

Quinpario Partners LLC 12935 North Forty Drive Suite 201 St. Louis, Missouri 63141 (314) 548-6200 www.quinpario.com

March 4, 2013

BY FACSIMILE AND OVERNIGHT COURIER

Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, Missouri
Attn: Corporate Secretary

Dear Sir or Madam:

Quinpario Partners LLC, Jeffry N. Quinn, FrontFour Master Fund, Ltd., FrontFour Opportunity Fund Ltd., FrontFour Capital Group LLC, FrontFour Capital Corp., Stephen Loukas, David A. Lorber, Zachary George, J. Goldman Master Fund, L.P., J. Goldman & Co., L.P., J. Goldman Capital Management, Inc., Jay G. Goldman, Scoggin Capital Management II LLC, Scoggin International Fund Ltd., Scoggin Worldwide Fund Ltd., Scoggin LLC, Old Bellows Partners LP, Old Bell Associates LLC, Dev Chodry, Craig Effron, Curtis Schenker and Arthur Wrubel (collectively the “Quinpario Group”) are the beneficial owners of an aggregate of 3,480,596 shares of common stock, $0.01 par value per share (the “Common Stock”), of Zoltek Companies, Inc. (the “Company”), representing approximately 10.13% of the outstanding Common Stock as of the date hereof.

As the holders of shares of Common Stock entitled to cast at least ten percent (10%) of the votes at a special meeting of the Company, the undersigned hereby request in accordance with Section 2.02 of the Restated Bylaws of the Company (the “Bylaws”) that the Company call a special meeting of shareholders to be held on Tuesday, May 14, 2013, at 10:00 a.m. (Local Time) at the Company’s registered office or principal business office in the state of Missouri or in the city or county in the state of Missouri in which the principal business office of the Company is located, as required by Section 2.03 of the Bylaws (the “Special Meeting”), for the following purposes:

(1) to remove, without cause, at the Special Meeting all of the directors serving on the Board at the time of the Special Meeting, which for the avoidance of doubt shall include all individual(s) that may be elected or appointed to the Board to fill any existing or newly created directorship or vacancy on the Board during the period beginning on the date prior to the Company’s receipt of the Special Meeting Request, up to and through the date of the Special Meeting (the “Removal Directors”); and

(2) to elect Walter Thomas Jagodinski, James P. Heffernan, Edgar G. Hotard, Jeffry N. Quinn and Dr. John Rutledge, to the Board to fill the resulting vacancies that would exist in the event that some or all of the Removal Directors are successfully removed.

The reason for conducting the business at the Special Meeting as set forth in proposals (1) and (2) above is because the undersigned believe that the current members of the Board are not acting in the best interest of shareholders.  The Quinpario Group is concerned that the Company is not taking the appropriate actions to address the Company’s troubled performance and is unwilling to consider strategic alternatives to maximize shareholder value. Since we collectively represent one of the largest shareholdings of the Company, we have a strong incentive to maximize shareholder value. The Quinpario Group believes that calling the Special Meeting will provide the Company’s shareholders an opportunity to decide for themselves whether the Quinpario Group’s involvement at the Company would be beneficial in terms of helping the Company to capitalize on growth opportunities and enhance shareholder value, as well as an opportunity for shareholders to influence the future of the Company by changing the composition of the Board.

By way of this letter, we are also directing the Company, pursuant to Section 2.04 of the Bylaws and Section 351.230 of The General Business and Corporation Law of Missouri (“MoGBCL”), to provide written notice of the Special Meeting to each shareholder entitled to vote at the Special Meeting (the “Notice”).  In accordance with Section 2.04 of the Bylaws and Sections 351.230 and 351.315.3 of the MoGBCL, the Notice must state the purposes for which the Special Meeting is called, which we have provided herein.  In accordance with Section 2.06 of the Bylaws and Section 351.250 of the MoGBCL, we further request that the Board fix a record date for the Special Meeting.

We request that any correspondence concerning this request be delivered to the undersigned at the address set forth above and copies of such correspondence should also be simultaneously delivered to our counsel, Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steve Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222 and Lewis, Rice & Fingersh, L.C., 600 Washington Avenue, Suite 2500, St. Louis, Missouri 63101-1311, Attention: Thomas C. Erb, Esq., telephone (314) 444-7613, facsimile (314) 612-7613.  If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify the undersigned immediately in writing, with a copy to Mr. Wolosky, facsimile (212) 451-2222 and Mr. Erb, facsimile (314) 612-7613, setting forth the facts that the Company contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, the undersigned will assume that the Company agrees that this demand complies in all respects with the requirements of the Bylaws.  The undersigned reserve the right to withdraw, modify or amend this request at any time.

[Signature Page Follows]

Signature Page to Special Meeting Request

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

QUINPARIO PARTNERS LLC

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	Chief Executive Officer

/s/ Jeffry N. Quinn
JEFFRY N. QUINN

Signature Page to Special Meeting Request

J. GOLDMAN MASTER FUND, L.P.

By:	J. Goldman & Co., L.P. as Investment Adviser

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	President

J. GOLDMAN & CO., L. P.

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	President

J. GOLDMAN CAPITAL MANAGEMENT, INC.

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	Director

/s/ Jay G. Goldman
JAY G. GOLDMAN

Signature Page to Special Meeting Request

FRONTFOUR CAPITAL GROUP LLC

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR MASTER FUND, LTD

By:	FrontFour Capital Group LLC as Investment Manager

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR OPPORTUNITY FUND LTD.

By:	FrontFour Capital Corp. as Investment Manager

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR CAPITAL CORP.

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

/s/ Stephen Loukas
STEPHEN LOUKAS, Individually and as Attorney in Fact for David A. Lorber and Zachary George

Signature Page to Special Meeting Request

SCOGGIN CAPITAL MANAGEMENT II LLC

By:	Scoggin LLC as Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

SCOGGIN INTERNATIONAL FUND LTD.

By:	Scoggin LLC as Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

SCOGGIN WORLDWIDE FUND LTD

By:	Old Bellows Partners LP as Investment Manager

By:	Old Bellows Associates LLC as General Partner

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

SCOGGIN LLC

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

OLD BELLOWS PARTNERS LP

By:	Old Bellows Associates LLC as General Partner

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

Signature Page to Special Meeting Request

OLD BELLOWS ASSOCIATES LLC

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

/s/ Craig Effron
CRAIG EFFRON

/s/ Curtis Schenker
CURTIS SCHENKER

/s/ Dev Chodry
DEV CHODRY

/s/ Arthur Wrubel
ARTHUR WRUBEL

Exhibit A

[NOMINATION NOTICE]